UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2014

DICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8th FLOOR, NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)              Appointment of Director.

On February 10, 2014, Dice Holdings, Inc. (the “Company”) appointed Brian (Skip) Schipper to its Board of Directors (the “Board”) as a Class III director.

Mr. Schipper has been the Vice President of Human Resources at Twitter, Inc. from January 2014 to the present. He was the Senior Vice President, Human Resources at Groupon, Inc. from June, 2011 to January 2014. Prior to working at Twitter and Groupon, Mr. Schipper was Senior Vice President, Human Resources at Cisco Systems, Inc. from October 2006 through June 2011. Prior to joining Cisco Systems, Inc., Mr. Schipper held executive level human resources roles including the Vice President Human Resources, Platform and Services Division at Microsoft Corporation. Mr. Schipper has also held executive level human resources roles at DoubleClick, Inc., Pepsico, Inc., Compaq Computer Corporation and Harris Corporation.  Mr. Schipper holds an MBA from Michigan State University and a B.A. from Hope College in Holland, Michigan.

The Company will pay Mr. Schipper the annual Board fee of $30,000 as an independent director.  This and the other components of the Company’s non-employee director compensation were disclosed in the Company’s proxy statement dated as of April 10, 2013 in connection with the 2013 Annual Meeting of Stockholders.

In connection with his appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, Mr. Schipper was granted 2,500 restricted shares of common stock (the “Restricted Shares”) of the Company. The Restricted Shares will vest in May 2014 provided that Mr. Schipper continues to serve on the Board.

A copy of the press release announcing Mr. Schipper’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8−K and incorporated herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Number	Description

99.1	Press release dated February 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: February 13, 2014	By:	/s/ John J. Roberts
	Name:	John J. Roberts
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press release dated February 10, 2014.

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